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                                                                     EXHIBIT 3.2
                          PROVINCE OF BRITISH COLUMBIA

                                     FORM 19

                                  (SECTION 348)

                                                 CERTIFICATE OF
                                                 INCORPORATION NO.     195077

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolutions were passed by the undermentioned company on the date stated:

NAME OF COMPANY:                    GENETRONICS BIOMEDICAL LTD.

DATE RESOLUTION PASSED:             JULY 26, 1999

RESOLUTION:

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

         (a) paragraphs 2 and 3 of the Memorandum of the Company be deleted in its entirety and replaced with the following:

                  2. the authorized capital of the Company consists of 200,000,000 shares divided into:

                           (a)      100,000,000 common shares without par value;
                                    and

                           (b) 100,000,000 Class A Preferred Shares without par value; and

                           that the Memorandum be in the form attached hereto and marked Schedule "A" so that the Altered Memorandum complies with the Company Act (British Columbia);

                  3. the aforementioned shares shall have attached thereto the special rights and restrictions as set forth in the Articles of the Company"; and

         (b) the special rights and restrictions attached to the class A preferred shares of the Company be deleted in their entirety and replaced with the form of special rights and restrictions as set out in Part 27 of the Articles of the Company in the form presented to the Meeting."


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The Altered Memorandum is attached as Schedule "A".

CERTIFIED A TRUE COPY this 28th day of July, 1999.


                               (Signature)                 /s/ JAMES L. HEPPELL
                                                           ---------------------
                                                           James L. Heppell

                               (Relationship to Company)   Solicitor
                                                           ---------------------


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                                  SCHEDULE "A"

                                   COMPANY ACT

                          PROVINCE OF BRITISH COLUMBIA

                                   MEMORANDUM

             (AS ALTERED BY SPECIAL RESOLUTION DATED JULY 26, 1999)

1.       The name of the Company is Genetronics Biomedical Ltd.

2. The authorized capital of the Company consists of 200,000,000 shares divided into:

         (a)      100,000,000 common shares without par value; and

         (b)      100,000,000 Class A Preferred Shares without par value.

3. The aforementioned shares shall have attached thereto the special rights and restrictions as set forth in the Articles of the Company.


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                                     PART 27

                    SPECIAL RIGHTS AND RESTRICTIONS ATTACHING

                         TO THE CLASS A PREFERRED SHARES

27.1 There are attached to the Class A Preferred Shares as a class, the following rights, privileges, restrictions and conditions:

27.1.1 except as required by the Company Act (British Columbia) or as provided in the special rights and restrictions attaching to any series of the Class A Preferred Shares, holders of Class A Preferred Shares will not as such be entitled to receive notice of, attend or vote at any general meeting of members;

27.1.2 the Board of Directors may at any time and from time to time issue Class A Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance of any thereof be determined by the Board of Directors;

27.1.3 the Class A Preferred Shares of any series may have attached thereto preferences, privileges, rights, restrictions, conditions or limitations not inconsistent with the provisions of this Part including, without limiting the generality of the foregoing, preferences, privileges, rights, restrictions, conditions or limitations with respect to:

         (a) the payment of dividends, in cash or otherwise, on shares of such series of the Company;

         (b) the redemption or purchase of shares of that series by the Company;

         (c) the redemption, retraction, purchase or other retirement of other shares of the Company or of any subsidiary of the Company;

         (d) sinking or other funds for the purchase or redemption of Class A Preferred Shares;

         (e) the exercise by the Company of any right to elect that any one or more dividends are to be paid out of one or more special surplus accounts recognized for tax purposes;

         (f) the subdivision, consolidation or reclassification of shares of the Company;

         (g)      borrowing by the Company or by any subsidiary of the Company;

         (h) the creation or issue of any debt or equity securities by the Company or by any subsidiary of the Company, including the issue of Class A Preferred Shares in addition to the Class A Preferred Shares at any time outstanding;

         (i) the reduction of capital by the Company or by any subsidiary of the Company;


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         (j)      the retirement of notes, bonds or debentures or other
                  indebtedness of the Company or of any subsidiary of the Company;

         (k) the conduct of the business of the Company or the investment of its funds;

         (l) the right to receive notice to vote at any general meeting of the shareholders of the Company;

         (m) meetings of holders of Class A Preferred Shares or of shares of that series;

         (n) the right of holders of Class A Preferred Shares of that series to convert or exchange such shares into shares of the Company of any other class or series or into or for other securities of the Company or shares or other securities of any other corporation;

         (o) the right of holders of Class A Preferred Shares of that series to receive a share price adjustment in connection with any dilutive issuance of securities of the Company where the price per share is less than the initial issuance price of the Class A Preferred Shares, subject to certain exceptions. If any shares are sold in a subsequent round of financing for less than the initial issuance price then the holders of the Class A Preferred Shares shall receive an additional number of shares necessary to adjust the average price of their shares to reflect the new, lower price; and

         (p)      the issuance of fractional Class A Preferred Shares;

27.1.4   holders of Class A Preferred Shares will be entitled to:

         (a) preference with respect to payment of dividends on such shares over the common shares and over any other shares ranking junior to the Class A Preferred Shares with respect to payment of dividends; and

         (b) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, preference with respect to distribution of assets over the common shares and over any other shares ranking junior to the Class A Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Class A Preferred Shares thereafter the holders of the Class A Preferred Shares of any series shall not be entitled to share in any further distribution of the assets;

27.1.5 the Board of Directors will, by resolution duly passed before the first issue of Class A Preferred Shares of a series, alter the Memorandum and Articles of the Company to fix


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         the number of Class A Preferred Shares in, and to determine the designation, preferences, privileges, rights, restrictions, conditions and limitations to be attached to, the Class A Preferred Shares of that series;

27.1.6 the Class A Preferred Shares of each series will rank rateably with the Class A Preferred Shares of every other series:

         (a)      with respect to dividends, and

         (b) on the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding-up its affairs;

27.1.7 subject to the Company Act (British Columbia), holders of the Class A Preferred Shares of any series will not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Company at any time authorized otherwise than in accordance with any conversion, exchange or other right which may from time to time be attached to shares of that series;

27.1.8 the Company will not without, but may from time to time with, the approval of the holders of the Class A Preferred Shares increase the authorized number of Class A Preferred Shares or create any class of shares ranking in priority to or on a parity with the Class A Preferred Shares;

27.1.9 the provisions of the foregoing paragraphs 1 to 8 inclusive, the provisions of this clause 9 and the provisions of the following clause 10 may be repealed, altered, modified, amended or amplified only with the approval of the holders of the Class A Preferred Shares in addition to any other approval required by the Company Act (British Columbia);

27.1.10 the approval of holders of the Class A Preferred Shares as to any and all matters referred to in this Part or as to any change adversely affecting the rights or restrictions of the holders of Class A Preferred Shares may be given in writing by the holders of all the Class A Preferred Shares for the time being outstanding, or may be given by resolution passed at a meeting of holders of Class A Preferred Shares governed by the following rules:

         (a) not less than 21 days notice of the meeting indicating the purpose for which the meeting is called must be given to all holders of Class A Preferred Shares;

         (b) subject as provided in subclause (e), the quorum for the transaction of business will be one or more individuals present at the beginning of the meeting in the


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                  aggregate holding, or representing the holder or holders of, not less than 1/3 of the outstanding Class A Preferred Shares;

         (c) if for any such meeting such a quorum is not present within half an hour after the time appointed for the meeting, the meeting will be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman;

         (d) if the adjourned meeting is to reconvene more than 14 days later, at least 10 days' notice must be given of such adjourned meeting, but it will not be necessary in such notice to indicate the purpose for which the meeting was originally called;

         (e) at such adjourned meeting, the individual or individuals present as a holder or holders, or representing a holder or holders of outstanding Class A Preferred Shares, will constitute a quorum for the transaction of the business for which the original meeting was convened;

         (f) the vote required to pass a resolution will be the affirmative vote of not less than 75% of the votes cast on the resolution on a poll;

         (g) on a poll taken at every such meeting or adjourned meeting a holder of Class A Preferred Shares will be entitled to one vote in respect of each Class A Preferred Share held; and

         (h) subject as provided in this clause, the formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting, and the conduct thereof, will be those which may from time to time be prescribed in the Articles of the Company with respect to meetings of members of the Company.